Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We have issued our reports dated February 26, 2010, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Advanced Energy Industries, Inc. on Form 10-K for the year ended December 31, 2009, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.
/s/ GRANT THORNTON LLP
Denver, Colorado
June 24, 2010